Exhibit 10.14

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Loan Agreement

(Supplementary Agreement)

Party A (Lender): RongDe Holdings Limited

Party B (Borrower): Jianzhi Education Group Company Limited

The Parties are companies incorporated in the British Virgin Islands.

In the principle of reciprocity and mutual benefit, Party A and Party B have reached the following Loan Agreement in Haidian District, Beijing on an equal and voluntary basis:

Article I Loan Amount

USD 7,255,945.00 (Seven million two hundred and fifty-five thousand nine hundred and forty-five dollars). Party A paid the full amount of the loan to the Hong Kong dollar account [***] of Party B with Standard Chartered Bank in Hong Kong from the designated company account on July 26, 2021.

Party B confirmed that it has received the above payments. Party B repaid USD 4,227,798.00 (Four million two hundred and twenty-seven thousand seven hundred and ninety-eight dollars) by January 26, 2022, and the repayment of the remaining USD 3,028,147.00 (Three million twenty-eight thousand one hundred and forty-seven dollars) shall be extended from July 26, 2021 to January 26, 2022, the date in the original Loan Agreement to July 26, 2022.

Article II Purpose of Loan

Used for the daily operation and supplemental working capital of the company.

Article III Loaning Method

The loaning method is interest free loaning.

Article IV Loan Period

The loan period shall be valid from January 26, 2022 to July 26, 2022.

Article V Payment Method

Party B shall repay the principal amount of the loan in a lump sum or in installments by July 26, 2022.

Article VI Rights and Obligations of the Parties

1.	Party A has provided Party B with the loan amount as agreed herein.

2.	Party A shall have the right to supervise Party B to utilize the loan for the purpose as specified herein.

3.	Party B shall repay the principal amount of the loan in the agreed method as scheduled herein.

4.	Party B may repay the principal amount of the loan early at any time as agreed by the Parties.

5.	The loan is interest free and Party B does not need to pay interests or any expenses with an interest nature to Party A.

Article VII Liability for Breach

1.	If Party B does not use the loan for the purpose as agreed herein, Party A has the right to recover the loan before the expiration and may request Party B to pay the interest for the used period.

2.	If Party B delays the repayment of the principal, it shall pay 1/10,000 of the amount as liquidated damages for each day of delay.

Article IX Dispute Resolution

Any dispute arising out of the execution hereof shall be settled by the Parties hereto through consultation. If no agreement can be reached, the Parties agree to file a lawsuit with the court of the place where the Agreement is executed.

Article X Miscellaneous

The Agreement is made out in two originals, one for each Party.

Party A (signature and seal): Peixuan Wang Representative: Peixuan Wang January 20, 2022 Place of Signing: Haidian District, Beijing	Party B (signature and seal): Representative: January 20, 2022